Exhibit 10.73


                        DATED THIS 15th DAY OF MARCH 2001


                      TECHNOCHANNEL TECHNOLOGIES SDN. BHD.

                             (Company No. 426318-M)

                                       AND

                             MYWEB TECHNOLOGIES LTD

                    =========================================


                           SALE AND PURCHASE AGREEMENT

                                  (For Shares)

                    =========================================




                                 SHOOK LIN & BOK
                             ADVOCATES & SOLICITORS
                       20TH FLOOR, ARAB-MALAYSIAN BUILDING
                              55 JALAN RAJA CHULAN
                               50200 KUALA LUMPUR

                                TABLE OF CONTENTS

HEADING                                                                 PAGE

PARTIES                                                                   1

ARTICLE I         RECITALS

Section 1.01      The Company                                             1
Section 1.02      Agreement to sell and purchase                          1
Section 1.03      The Exercise                                            1
Section 1.04      Approval from LFX                                       2

ARTICLE II        DEFINITIONS

Section 2.01      Definitions                                             2

ARTICLE III       SALE AND PURCHASE OF THE SHARES

Section 3.01      Agreement to sell and to purchase                       4
Section 3.02      Consideration                                           4

ARTICLE IV        CONDITIONAL AGREEMENT

Section 4.01      Conditions Precedent                                    4
Section 4.02      Application for approvals                               4
Section 4.03      Notification                                            5
Section 4.04      The Option Period                                       5
Section 4.05      Appeals                                                 5
Section 4.06      The Cut-Off Date                                        6

ARTICLE V         COMPLETION

Section 5.01      Completion of sale and purchase                         6
Section 5.02      Vendor holding as trustees                              7
Section 5.03      Concurrent actions to be taken by Vendor                7

ARTICLE VI        VENDOR'S UNDERTAKINGS PENDING COMPLETION

Section 6.01      Vendor's Undertakings                                   7

ARTICLE VII       WARRANTIES AND UNDERTAKINGS

Section 7.01      Vendor's warranties and undertakings                    8
Section 7.02      Warranties and Undertakings on completion              10
Section 7.03      Purchaser's warranties and undertakings                10
Section 7.04      Warranties etc., to continue after completion          10
Section 7.05      Right of parties to rescind Agreement                  11
Section 7.06      Rescission will not affect right to damages            11

ARTICLE VIII      INDEMNITIES BY THE VENDOR

Section 8.01      Vendor's Indemnities                                   11
Section 8.02      Indemnity regarding tax                                11

ARTICLE IX        MISCELLANEOUS

Section 9.01      Specific Performance                                   11
Section 9.02      Successors Bound                                       12
Section 9.03      Governing Law                                          12
Section 9.04      Severability                                           12
Section 9.05      No Assignment                                          13
Section 9.06      Notice                                                 13
Section 9.07      Time                                                   13
Section 9.08      Further deeds and acts                                 13
Section 9.09      Costs and expenses                                     13
Section 9.10      Schedules                                              13
Section 9.11      Variation of terms by mutual Agreement                 13
Section 9.12      Confidentiality                                        14

THE SCHEDULE      Vendor's Warranties and Undertakings                   15

EXECUTION PAGE                                                           24

                                      (ii)

AN AGREEMENT made the 15th day of March 2001 Between:

1. TECHNOCHANEL TECHNOLOGIES SDN BHD (Company No. 426318-M), a company incorporated under the laws of Malaysia and having its registered office at 17th Floor, Semua House, No. 3, Jalan Bunus Enam, Off Jalan Masjid India, 50100 Kuala Lumpur (the "VENDOR") of the one part; And

2. MYWEB TECHNOLOGIES LTD, a company incorporated under the laws of the British Virgin Islands and having its registered office at Jipfa Building, P.O. Box 181, Road Town, Tortola, British Virgin Islands (the "PURCHASER") of the other part.


                                    ARTICLE I

                                    Recitals

Section 1.01      The Company


MyWeb Access Sdn. Bhd. (Company No. 533653-U ) (the "COMPANY") is a company with limited liability incorporated under the Companies Act, 1965 on the 4th day of December 2000 with an authorised capital of Ringgit Malaysia One Hundred Thousand (RM100,000.00) divided into 10,000,000 ordinary shares of RM0.01 each, of which 10,000 have been issued and are fully paid up or credited as paid up, all of which (the "SHARES") are beneficially owned by the Vendor.


Section 1.02      Agreement to sell and purchase

Subject to the terms and conditions hereinafter contained, the Vendor has agreed to sell and the Purchaser has agreed to purchase all of the Shares on and subject to the terms and conditions and on the basis of the representations, warranties, undertakings and agreements hereinafter mentioned.

Section 1.03      The Exercise

This sale and purchase is part of a larger corporate exercise (the "EXERCISE") pursuant to which it is proposed that:-

         (i) the sale and purchase of the Shares upon the terms hereof will be completed;

         (ii) the legal and beneficial owners of all the shares in UNIOFFICE SDN. BHD. (Company No. 491165-A) will sell all their shares in the said company (the "UNIOFFICE SHARES") to the Purchaser;

         (iii) the legal and beneficial owners of all the shares in MYWEB E-COMMERCE SDN BHD. (Company No. 476442-P) (the "MWEC SHARES") will sell such shares to the Purchaser; and

         (iv) the shares of the Purchaser will be listed on the Labuan International Financial Exchange.

Section 1.04      Approval in Principle from LFX

By a letter dated the 21st day of February 2001 the Labuan International Financial Exchange ("LFX") has approved in principle the proposed listing and quotation of all the Purchaser's shares on the LFX.


NOW THIS AGREEMENT WITNESSETH as follows:

                                   ARTICLE II

                                   Definitions

Section 2.01      Definitions

In this Agreement and the Schedules hereto unless there be something in the subject or context inconsistent therewith:-

         (i)     the following expressions bear the following meanings namely:-

                "Auditors" means the auditors for the time being of the Company;

                "Business Day" means a day other than a Saturday, Sunday or a public holiday on which banks are open for business in Kuala Lumpur and Sarawak.

                "Taxation" means all forms of taxation whether of Malaysia or elsewhere in the world wherever imposed (including without limitation, corporation tax, profits tax, capital gains tax, income tax, development land tax, estate duty, capital transfer tax, national insurance, stamp duty, capital duty, value added tax, customs and other import or export duties) and all statutory, governmental, state, provincial, local governmental or municipal impositions, duties and levies and all penalties, charges, costs and interest relating thereto;

         (ii) any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to completion and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;


         (iii) references to Recitals, Clauses, Annexures and Schedules are to Recitals, Clauses, Annexures and Schedules of this Agreement;

         (iv) the headings are for convenience only and shall not affect the interpretation hereof;

         (v) words denoting the singular number only shall include the plural number and vice versa;

         (vi) words denoting the neuter or masculine gender only shall include the feminine gender and the masculine or neuter gender, as the case may be;

         (vii) "Ringgit Malaysia" and "RM" shall be construed as references to the lawful currency for the time being of Malaysia;

         (viii) "US Dollars" and "US$" shall be construed as references to the lawful currency for the time being of the United States of America; and

         (ix) references to any agreement or document herein shall be a reference to the same as from time to time varied in any manner whatsoever and any other agreements or documents from time to time executed supplemental or in addition thereto or in substitution therefor, unless the context otherwise requires.


                                   ARTICLE III

                         Sale and Purchase of the Shares

Section 3.01      Agreement to sell and to purchase

Subject to Section 4.01 hereof, the Vendor hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Vendor the Shares free from all claims, charges, liens, encumbrances and equities together with all rights attached thereto and all dividends and distributions declared paid or made in respect thereof by reference to a record date which is after the date hereof for the consideration stated in Section 3.02 hereof.

Section 3.02      Consideration


The total consideration to be paid by the Purchaser to the Vendor for the Shares is the sum of Ringgit Malaysia One Hundred Only (RM100.00) (the "PURCHASE PRICE") which shall be satisfied by cash.

                                   ARTICLE IV

                              Conditional Agreement

Section 4.01      Conditions Precedent

(1)      This sale and purchase of the Shares is conditional upon:-

         (i) the approvals of all relevant authorities necessary for the Exercise being obtained;

         (ii) there having been no material adverse change in the financial business or trading position of the Company prior to the Completion Date.

(2) The Purchaser may in its sole and absolute discretion waive any of the Conditions Precedent that are capable of being waived, by notice in writing to the Vendor prior to the Cut-Off Date (as hereinafter defined).

Section 4.02      Application for approvals

Immediately upon the execution of this Agreement, each of the parties hereto shall take the necessary steps to apply for the approvals and or procure the fulfilment of the conditions referred to in Section 4.01 hereof and to do all things necessary to obtain and or procure the same and the Purchaser and the Vendor shall exercise respectively their best endeavours to assist each other in their applications and or efforts as aforesaid.

Section 4.03      Notification

Upon any of the consents or approvals referred to in Section 4.01 hereof being given or obtained, or upon the fulfilment of any of the conditions therein referred to, the party obtaining the consents and approvals or fulfilling such condition shall immediately notify the other party in writing and (where relevant) shall forward to the other party a copy thereof.

Section 4.04      The Option Period

In the event that a condition is imposed by any of the relevant authorities in respect of any of the approvals and consents referred to in this Article IV which affects any of the parties hereto, that party shall have the option to be exercised within fourteen (14) days from the date on which the condition is made known to the party affected (the "OPTION PERIOD") by written notice to the other party, not to accept such condition, whereupon the approval or consent in respect of which the said condition is imposed shall be deemed not to have been obtained for the purpose hereof. If such option is not exercised within the Option Period such approval or consent in respect of which the said condition is imposed shall be deemed to have been obtained for the purpose hereof.

Section 4.05      Appeals

Notwithstanding any other provisions in this Agreement to the contrary but subject always to Section 4.06 hereof, the affected party may, within the Option Period, appeal or require the party who made the application for the approval to appeal to the relevant authorities to modify and/or withdraw any of such terms and conditions attached to its approval.

         (i) In the event of the relevant authorities agreeing before the Cut-Off Date, to modify and/or withdraw such terms and conditions requested for by the affected party the approval in respect of which the said condition is imposed shall be deemed to have been obtained for the purpose hereof.

         (ii) In the event of the relevant authorities refusing or failing to modify and/or withdraw any of such terms and conditions requested for by the affected party and or failing to revert on the appeal by the Cut-Off Date, the affected party shall have the option to be exercised within fourteen (14) days (hereinafter referred to as the "SECOND OPTION PERIOD") of being notified of such refusal or failure, as the case may be, but not later than fourteen (14) days after the Cut-Off Date, either:-

                  (a) to accept such condition by written notice to the party notified whereupon the approval in respect of which the said condition is imposed shall be deemed to have been obtained for the purpose hereof; or

                  (b) to reject such condition by written notice to the party notified whereupon the approval in respect of which the said condition is imposed shall be deemed not to have been obtained for the purpose hereof.

It is hereby expressly agreed that in the event that no written notice is received by the party notified within the Second Option Period, such approval in respect of which the said condition is imposed shall be deemed to have been obtained for the purpose hereof.

Section 4.06      The Cut-Off Date


In the event of the approvals and conditions mentioned in this Article IV not being obtained, fulfilled and or waived, as the case may be, on a date that is *six (6) months from the date of this Agreement or such other later date as may be agreed upon in writing between the parties hereto (the "CUT-OFF DATE") despite all reasonable efforts by the parties hereto, then, subject to Section 4.05 hereof, this Agreement shall lapse and be of no further effect and thereafter the parties shall be released from all further obligations to each other.


                                    ARTICLE V

                                   Completion

Section 5.01      Completion of sale and purchase


Completion of the sale and purchase of the Shares ("COMPLETION") shall take place simultaneously with the completion of the sale and purchase of the Unioffice Shares and MWEC Shares to the Purchaser, not later than 5.00 p.m. on the day falling seven (7) Business Days from the date the last outstanding Condition Precedent was fulfilled or waived, as the case may be, or such other date as may be agreed between the parties hereto at the office of Shook Lin & Bok, Kuala Lumpur or such other place as may be agreed between the parties hereto, when the following actions shall be taken by the parties hereto:-


         (i)      By the Vendor

              (a) The Vendor shall deliver to the Purchaser:

                  (aa) valid and registrable instruments of transfer duly executed in favour of the Purchaser or its nominee or nominees as shall be directed by the Purchaser in respect of all of the Shares accompanied by the share certificates thereto together with all other documents relating thereto; and

                  (bb) the resolution of board of directors of the Company approving the transfers of the Shares to and in favour of the Purchaser or its nominee or nominees and subject only to the same being duly stamped and lodged for registration, passed for registration in the register of members of the Company.

              (b) The Vendor shall repay all monies then owing by them to the Company whether due for payment or not.

         (ii)     By the Purchaser


         Simultaneously the Purchaser shall pay the Purchase Price to the Vendor.


         (iii) The Purchaser may in its absolute discretion waive any requirement contained in Section 5.01(a) and (b).

Section 5.02      Vendor holding as trustees

Insofar as the transfer or delivery or vesting of any of the Shares hereby agreed to be sold shall not have been completed on the Completion Date, the Vendor shall as on and from the said time and date be deemed to stand possessed of the Shares as trustees for and on behalf of the Purchaser and the Purchaser shall indemnify and keep the Vendor indemnified in respect thereof.

Section 5.03      Concurrent actions to be taken by Vendor

Concurrently with the completion of the sale and purchase as aforesaid, the Vendor shall take such steps as shall lie within their power to procure the appropriate meetings to be held by the Directors of the Company at which such persons as shall be nominated by the Purchaser shall be appointed to the Board of Directors of the Company.

                                   ARTICLE VI

                    Vendor's Undertakings Pending Completion

Section 6.01      Vendor's Undertakings

Pending the Completion of the sale and purchase herein provided, the Vendor shall take such steps as shall lie within their power to procure that the Company will not, save in each case, if previously agreed to by the parties hereto:-

         (i) issue or agree to issue any shares or loan capital or agree to grant any option over or right to acquire any share or loan capital;

         (ii) create, extend, grant or issue or agree to create, extend, grant or issue any mortgages, charges, debentures or other securities;

         (iii) enter into any long term or abnormal contract or capital commitment;

         (iv) declare, pay or make any dividend or other distribution or do or suffer anything whereby its financial position shall be rendered less favourable than as at the date hereof;

         (v) pass any resolution by its members in general meeting contrary to the intentions of this Agreement or make any alteration to the provisions of its Memorandum or Articles of Association;

         (vi) in any way depart from the ordinary course of its day to day business either as regards the nature scope or manner of conducting the same;

         (vii) grant or issue or agree to grant or issue any mortgage, charge, debenture, pledge or other encumbrance or security or redeem or agree to redeem any security or give or agree to give any guarantee or indemnity except in the ordinary course of business;

         (viii)   permit any lien to arise on any of its assets;

         (ix) pay or agree to pay to its Directors or officers or any of them any remuneration or other emoluments or benefits whatsoever other than those which have been disclosed and agreed to by the Purchaser;

         (x) dispose of any part of its assets except in the ordinary course of business;

         (xi) apply for, incur or accept any further borrowings, loans, loan facilities and other accommodations other than those already granted to and utilised by the Company as at the date hereof;

         (xii) knowingly permit any of its normal insurances of which it is the insured party to lapse or do anything to make any policy of insurance of which it is the insured party void or voidable; or

         (xiii) do, procure or allow anything which may cause, constitute or result in the breach of any of the representations and warranties hereinafter set out.

                                   ARTICLE VII

                           Warranties and Undertakings

Section 7.01      Vendor's warranties and undertakings

The Vendor hereby warrants and undertakes to and with the Purchaser and its successors in title:-

         (i)      in relation to the Shares and itself as follows:-

                  (a) that it has and will have full power and authority to enter into and perform this Agreement which constitutes or when executed will constitute binding obligations on it in accordance with their respective terms;

                  (b) if it is a body corporate, that the Vendor is a body corporate validly existing under the laws of its place of incorporation as a separate legal entity and has full power and authority to own its assets and carry on business as is now being carried on;

                  (c) that the execution, delivery and performance of this Agreement will not exceed the power granted to the Vendor or violate the provisions of (1) any law or regulation or any order or decree of any governmental authority, agency or court to which it is subject or
                           (2) its Memorandum and Articles of Association or other constitutional documents or (3) any mortgage, contract or other undertaking or instrument to which it is a party or which is binding upon it or any of its assets;

                  (d) that all consents, licences, approvals, authorisations, orders and exemptions of any Ministry, agency, department or authority in Malaysia or elsewhere which are required to be obtained by the Vendor or advisable for or in connection with the execution, delivery, performance, legality or enforceability of this Agreement have been obtained and are in full force and effect;

                  (e) the Shares will on the Completion Date constitute the one hundred per cent (100%) of the issued and allotted share capital of the Company;

                  (f) there is not, and at the Completion Date there will be no pledge, lien or other encumbrance on, over or affecting the Shares and there is not, and at the Completion Date there will be no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

                  (g) the Shares are beneficially owned by the Vendor free from any claims, charges, liens, encumbrances or equities; the Vendor has and will until

                           Completion continue to retain the unrestricted rights to transfer the Shares on the terms of this Agreement without the consent of any third party and there is not, nor will there be any option over or right to acquire any of the Shares.

         (ii) in relation to the Company in the terms set out in the Schedule hereto subject only to:
                  (a) any exceptions expressly provided for under the terms of this Agreement; and
                  (b) any matter or thing hereafter done or omitted to be done at the request in writing or with the approval in writing of the Purchaser;

         (iii) that the said warranties and undertakings shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other paragraphs hereof or of the Schedule or by anything in this Agreement and no other information relating to either company of which the Purchaser has knowledge (actual or constructive) shall prejudice any claim made by the Purchaser under such warranties or undertakings or operate to reduce any amount recoverable and the Vendor hereby agrees that such warranties and undertakings are not affected by any investigation into the affairs of the Company made by or for the Purchaser;

         (iv) in relation to any warranty which refers to the knowledge and/or information on behalf of the Vendor that it has made full enquiry into the subject matter of that warranty.

Section 7.02      Warranties and undertakings on completion

The Vendor further warrants and undertakes to and with the Purchaser and its successors in title that:

         (i) subject as aforesaid all warranties and undertakings on its part herein contained will be fulfilled down to and will be true and correct at Completion in all respects as if they had been entered into afresh at Completion; and

         (ii) if after the signing hereof and before Completion any event shall occur which results or may result in any of the said warranties or undertakings being unfulfilled, untrue or incorrect at Completion, it shall immediately notify the Purchaser thereof prior to Completion.

Section 7.03      Purchaser's warranties and undertakings

The Purchaser hereby warrants and undertakes to and with the Vendor and its successors in title as follows:-

         (i) that it has and will have full power and authority to enter into and perform this Agreement which constitutes or when executed will constitute binding obligations on it in accordance with their respective terms;

         (ii) that the Purchaser is a body corporate validly existing under the laws of its place of incorporation as a separate legal entity and has full power and authority to own its assets and carry on business as is now being carried on;


         (iii) that the execution, delivery and performance of this Agreement will not exceed the power granted to the Purchaser or violate the provisions of (1) any law or regulation or any order or decree of any governmental authority, agency or court to which it is subject or (2) its Memorandum and Articles of Association or other constitutional documents or (3) any mortgage, contract or other undertaking or instrument to which it is a party or which is binding upon it or any of its assets; and

         (iv) that all consents, licences, approvals, authorisations, orders and exemptions of any Ministry, agency, department or authority in Malaysia or elsewhere which are required to be obtained by the Purchaser or advisable for or in connection with the execution, delivery, performance, legality or enforceability of this Agreement have been obtained and are in full force and effect.


Section 7.04      Warranties etc., to continue after completion

Notwithstanding the Completion of the sale and purchase hereunder, all warranties, undertakings and obligations given hereunder or undertaken herein shall continue hereafter to subsist for so long as may be necessary to give effect to each and every one of them in accordance with the terms hereof but subject always to a maximum period of two (2) years from the Completion Date.

Section 7.05      Right of parties to rescind Agreement

If prior to Completion it shall be found that any of the warranties or undertakings on the part of the Vendor or the Purchaser have not in all material respects been carried out or complied with or are otherwise untrue or incorrect in any material respect, the Purchaser or the Vendor, as the case may be, shall be entitled by notice in writing to the Vendor or the Purchaser, as the case may be, to rescind this Agreement, but failure to exercise this right shall not constitute a waiver of any other rights of the Purchaser or the Vendor, as the case may be or their respective successors in title arising out of any breach of warranty or undertaking.

Section 7.06      Rescission will not affect right to damages

Rescission of this Agreement under Section 7.05 hereof shall not extinguish any right to damages to which the Purchaser or Vendor, as the case may be, or their respective successors in title may be entitled in respect of the breach of this Agreement.

                                  ARTICLE VIII

                            Indemnities by the Vendor

Section 8.01      Vendor's Indemnities

Notwithstanding any investigation of the business and assets of the Company made by or on behalf of the Purchaser, the Vendor will indemnify the Purchaser and hold the Purchaser harmless from and against any damages, deficiencies, losses, costs, liabilities and expenses (including legal fees and disbursements) and in particular, but without prejudice to the generality of the foregoing, from and against any depletion or diminution of the assets, resulting directly or indirectly from or arising out any breach of any of the representations, warranties, covenants and agreements made by the Vendor herein.

Section 8.02      Indemnity regarding tax


The Vendor covenants with the Purchaser who is contracting for this purpose on behalf of itself and as trustee for the Company that they will indemnify and at all times keep the Purchaser and the Company indemnified against any diminution of the net assets of the Company which results from the Company being called upon to pay any tax or duty other than income tax on normal trading income arising from transactions entered into the ordinary course of business.


                                   ARTICLE IX

                                  Miscellaneous

Section 9.01      Specific Performance

In the event that any of the parties hereto shall make default in the performance of its obligations and covenants herein, the other parties shall be entitled to the remedy of specific performance against the defaulting party and it is hereby expressly agreed that an alternative remedy of monetary compensation shall not be regarded as compensation or sufficient compensation for any party's default in the performance of the terms and conditions herein.

Section 9.02      Successors Bound

This Agreement shall be binding on each party's respective personal representatives, executors, successors and permitted assigns.

Section 9.03      Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the States of Malaya and the parties hereto hereby (i) irrevocably submit to the non-exclusive jurisdictions of the Courts of the States of Malaya (ii) waive any objection on the ground of venue or forum non conveniens or any similar grounds and (iii) consent to service of process by mail or in any other manner permitted by the relevant law.

Section 9.04      Severability

If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 9.05      No Assignment

This Agreement and all rights and obligations hereunder are personal to the parties hereto and each party hereto shall not assign or attempt to assign any such rights or obligations to any third party without the prior written consent of the other party hereto, save and except that the Purchaser shall be entitled to nominate a nominee or nominees to accept the transfer of some or the whole of the Shares as it shall deem fit.

Section 9.06      Notice

Notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been validly given to either party if delivered to or sent by registered post to its address abovestated or its last known registered office or place of business (if a company) or the address herein this Agreement stated or his place of residence (if an individual) and if so given shall be deemed to be received when delivered (if so delivered by hand) or on the third day of despatch (if so despatched by mail).

Section 9.07      Time

Time wherever mentioned shall be of the essence of this Agreement.

Section 9.08      Further deeds and acts

All the parties hereto shall execute and do and procure all other persons or companies, if necessary, to execute and do all such further deeds, assurances, acts and things as may be reasonably required so that full effect may be given to the terms and conditions of this Agreement.

Section 9.09      Costs and expenses

The costs of and incidental to this Agreement including the costs of the applications for the necessary approvals and the stamp fees for the transfer and registration of the Shares shall be borne and paid by the Purchaser. Each party shall however be responsible for and bear its own solicitors' costs.

Section 9.10      Schedules

The Schedules to this Agreement and the provisions and conditions contained therein shall form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement.

Section 9.11      Variation of terms by mutual Agreement

It is hereby expressly agreed and declared by the parties hereto that the provisions and terms of this Agreement may at any time and from time to time be varied or amended by mutual consent of the parties hereto by means of a mutual exchange of letters or such other means as the parties may agree upon from time to time and thereupon such amendments or variations shall be deemed to become effective and the relevant provisions of this Agreement shall be deemed to have been amended or varied accordingly and shall be read and construed as if such amendments or variations had been incorporated in and had formed part of this Agreement at the time of execution hereof.

Section 9.12      Confidentiality

(1) No announcement of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or an announcement is required by the relevant Stock Exchange.

(2) Subject to Section 9.12(1) hereof and except as may be required by the appropriate regulatory authorities or by valid legal process, the parties hereto agree not to disclose any information with respect to the negotiations leading to the sale and purchase of the Shares or the sale and purchase of the Shares without the consent, and, where applicable, participation in such disclosure, of the other parties except to the parties' professional advisors, agents or bankers on a need-to-know basis.

(3) If this agreement ceases to have effect the Purchaser will release and return to the Vendor and the Company all documents concerning it provided to the Purchaser or its advisers in connection with this agreement and will not use or make available to any other person any information which it or its advisers have been given in respect of the Vendor or the Company and which is not in the public domain.

                      THE SCHEDULE HEREINABOVE REFERRED TO

                      Vendor's Warranties and Undertakings

                                 (Section 7.01)

1        INFORMATION

The Recitals are true and all other information in writing which has been given by any of the Directors or officials or professional advisers of the Vendor or the Company to any of the Directors or officials or professional advisers of the Purchaser in the course of the negotiations leading to this Agreement was, when given, to the best of the knowledge and belief of the Vendor after making due and careful enquiries true, complete and accurate in all material respects and after making due and careful enquiries the Vendor is not aware of any fact or matter not disclosed in writing to the Purchaser which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of the Purchaser to purchase the Shares or the price at or terms upon which the Purchaser would be willing to purchase them.

2        COPIES OF MEMORANDUM AND ARTICLES ETC.

The copies of the Memorandum and Articles of Association of the Company delivered to the Purchaser are true copies and in the case of the Memorandum and Articles of Association have attached thereto copies of all such resolutions and agreements as are required by law to be delivered to the Registrar of Companies of Malaysia for registration.


3        CHANGES

As regards the Company:-


(a) its business has been carried on in the ordinary course and so as to maintain the same as a going concern;

(b) it has not disposed of any assets or assumed or incurred any material liabilities (including contingent liabilities) otherwise than in the ordinary course of carrying on its business;

(c) its business has not been materially and adversely affected by the loss of any important asset or customer or by any abnormal factor not affecting similar businesses to a like extent and after making due and careful enquiries the Vendor is not aware of any facts which are likely to give rise to any such effects;

(d) no dividend or other distribution has been declared made or paid to its members and all profits accrued and accruing will remain in the Company for the benefit of the Purchaser as the new shareholder thereof;

(e) no exceptional change has been made in the basis of the emoluments or other terms of employment of its directors or any of its employees.

4        LITIGATION ETC.

(a)      No claim for damages has been made against the Company.


(b) The Company is not at present engaged whether as plaintiff or defendant or otherwise in any legal action, proceeding or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) and is not being prosecuted for any criminal offence.

(c) There are no circumstances known to the Vendor after making due and careful enquiries likely to lead to any such claim or legal action, proceeding or arbitration (other than as aforesaid) or prosecution.


5        TAXATION


(a) There is no liability to taxation in respect of which a claim could be made in respect of the Company other than income tax on ordinary trading income arising from transactions entered into in the ordinary course of business) and there are no circumstances likely to give rise to such a liability and in particular (but without limitation) there exist no grounds for:

         (i) assessment on the Company of additional liability to tax in respect of any transaction between or involving the Company on the one hand and on the other hand any company deemed to be related to the Company under Section 6 of the Companies Act, 1965 or any person in which the Vendor and/or any Director of the Vendor or the Company and/or any person connected with any of them has during the three (3) years immediately preceding the date of the agreement been interested;

         (ii) any claim for tax against the Company under the provisions of any taxation statutes in connection with the transfer of assets to or for the provision of any benefit to any person or whereby, arising from any circumstances, the Company may be held liable for any taxation primarily chargeable against some other person or company.

(b) The Company has not received any tax concession, relief or other special tax treatment, whether in relation to its assets or the business to be carried on by it or otherwise, which, if revoked or otherwise removed, will or may give rise to any additional liability to taxation.

(c) All documents in the possession or under the control of the Company or the production of which the Company is entitled which are necessary to establish the title, interest or benefit of the Company to any asset or in any transaction and which attract stamp duty in Malaysia have been properly stamped.

(d) No relief or exemption has been obtained from stamp duty which has become liable for forfeiture or which has been obtained in respect of a transaction carried out within the period in which it may become liable to forfeiture.

(e) All taxation or other sums charged, assessed, levied or payable under the provisions of any taxation statute for which the Company is liable as a result of any act or omission by the Company will, if and insofar as such taxation or other sums ought to have been paid prior to or on completion have been paid at or before completion.

(f) The Company is not involved in any dispute with any revenue authorities concerning any matter likely to affect in any way the liability (whether accrued, contingent or future) of the Company to taxation or other sums imposed, charged, levied or payable under the provisions of any taxation statute.


6        TAX RETURNS

The Company has duly made all returns and given or delivered all notices, accounts and information which on or before the date hereof ought to have been made, given or delivered for the purposes of taxation and all such returns, notices, accounts and information (and all other information supplied to the relevant revenue or other fiscal authority concerned for any such purpose) have to the best of the knowledge and belief of the Vendor after making due and careful enquiries been correct and made on a proper basis and none of such returns, notices, accounts or information is disputed in any material respect by the fiscal authority concerned and there is no fact known to the Vendor after making due and careful enquiries which might be the occasion of any such dispute or of any claim for taxation in respect of any financial period.

7        EMPLOYEES


(a) There are not in existence any contracts of service with employees of the Company, nor any consultancy agreements with the Company, which cannot be terminated by three (3) months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

(b) There is not in existence any contract of service with directors of the Company which cannot be terminated by thirty (30) days notice or less without giving rise to any claim for damages or compensation in excess of RM10,000/-.

(c) Full particulars have been given in writing to the Purchaser of all existing contracts of service with employees of the Company and of all consultancy agreements with the Company.

(d) There are no amounts owing to any present or former Directors or to members of the Company other than remuneration accrued due or for reimbursement of business expenses.


(e) The Company has not made or agreed to make any payment to or provided or agreed to provide any benefit for any present or former director or employee which is not allowable as a deduction for the purposes of taxation.


(f)


         (i) No liability has been incurred by the Company for breach of any contract of service or for services, or for compensation for wrongful dismissal or unfair dismissal; and


         (ii) no gratuitous payment has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

(g) The Company has in relation to each of its employees (and so far as relevant to each of its former employees) complied in all material respects with all obligations imposed on it by all statutes, regulations and codes of conduct and practice relevant to the relations between it and its employees and has maintained current adequate and suitable records regarding the service of each of its employees.


(h) The Company neither has in existence nor is proposing to introduce any share incentive scheme, share option scheme or profit sharing scheme for all or any part of its directors or employees.

(i) All contributions due and payable by the Company to the Employees Provident Fund or to any scheme or fund established by law contribution to which by the Company is compulsory in respect of the employment of its employees have been paid.


8        PENSIONS


There are not in existence nor has any proposal been announced to establish any retirement, death or disability benefit schemes for Directors or employees nor are there any obligations to or in respect of present or former Directors or employees with regard to retirement, death or disability pursuant to which the Company is or may become liable to make payments and no pension or retirement or sickness gratuity is currently being paid or has been promised by the Company to or in respect of any former Director or former employee.


9        NO COMMISSION OR ADDITIONAL REMUNERATION SCHEME


There is not in existence any scheme, agreement or arrangement whereby a Director or employee of the Company is remunerated or additionally remunerated by way of commission or additional remuneration payable based on sales or turnover of the Company.


10       DEBTS TO, CONTRACTS WITH, ETC. CONNECTED PERSONS


(a) With the exception of the loans, debts and securities particulars of which have been disclosed in writing to the Purchaser and or which will have been discharged prior to Completion, there are:-

         (i) no loans made by the Company to the Vendor and/or any director of the Company and/or any person connected with any of them or to any member of the Company;

         (ii) no debts owing to the Company by the Vendor and/or any Director of the Company and/or any such person as aforesaid or by any member of the Company;

         (iii) no debts owing by the Company other than debts which have arisen in the ordinary course of business; and

         (iv)     no securities for any such loans or debts as aforesaid.

(b) There are no existing contracts or engagements to which the Company is a party and in which any Director of the Company and/or any person connected with any of them as mentioned in sub-paragraph (a) above are interested.

11 CAPITAL COMMITMENTS, UNUSUAL CONTRACTS, GUARANTEES ETC.


(1)      The Company:

         (a)      does not have any material capital commitments;

         (b) is not a party to any contract entered into otherwise than in the ordinary and usual course of business or any contract of an onerous or long-term nature;

         (c) has not delegated any powers under a power of attorney which remains in effect;

         (d) has not by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys;

         (e) is not a party to any agreement which is or may become terminable as a result of the entry into or completion of this Agreement; or

         (f) has not entered into or is bound by any guarantee or indemnity under which any liability or contingent liability is outstanding.


(2) There are no subsisting guarantees given by the Company in favour of the Vendor and the Vendor is not indebted to the Company.

12       BOOK DEBTS

(a) None of the Company's book debts has been released in terms that any debtor pays less than the book value of his debt or has been written off.

(b) Further, none of the Company's book debts which have been outstanding for more than nine (9) months from their due dates for payment and all such debts have realised or will realise in the normal course of collection their full value.

13       INSURANCE


All the assets of the Company which are of an insurable nature have at all material times been and are at the date hereof insured in amounts reasonably regarded as adequate against fire and other risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the Company has at all material times been and is at the date hereof adequately covered against accident, third party and other risk normally covered by insurance by such companies. The particulars of the insurances of the Company which have been supplied to the Purchaser are true and correct. In respect of all such insurances:-

(a)      all premiums have been duly paid to date; and

(b) all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party.

14       ASSETS

(a) All assets of the Company and all debts due to it or have otherwise been represented as being the property of or due to the Company or used or held for the purposes of its business are the absolute property of the Company and (save for those subsequently disposed of or realised in the ordinary course of trading) all such assets and all assets and debts which have subsequently been acquired or arisen are now the absolute property of the Company and none is the subject of any assignment, option, right or pre-emption, covenant or restriction, mortgage, charge, lien or hypothecation or other encumbrance whatsoever (excepting only liens arising in the normal course of trading) or the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreement and there are no circumstances under which by operation of law or otherwise the Company's title, right or interest in and to such asset may be adversely affected in any way whatsoever.

(b) There are no outstanding notices served on the Company in respect of any of its assets and in particular and without limitation the Company's land is not subject to any acquisition proceedings or notice of intended acquisition.

(c) Those of the properties which are occupied or otherwise used by the Company in connection with its businesses are so occupied or used by right of ownership or under lease or tenancy, and the terms of any such lease or tenancy permit such occupation or use.

(d) All quit rent and assessment due and payable on the Company's land has been duly paid and all conditions affecting such land whether express or implied, have been duly complied with by the Company and the Company has not done or suffered to be done or omitted any act, matter or thing in or respecting its land which may render the same liable to forfeiture or which shall contravene the provision of any legislation now or hereafter in force affecting such land.


15       COMPLIANCE WITH LEASES AND OTHER AGREEMENTS


(a) The terms of all leases, tenancies, licences, concessions and agreements of whatsoever nature to which the Company is a party have been duly complied with by all the parties thereto and the Vendor is not aware of any breaches of the terms thereof by the Company or any other party; and

(b) no such lease, tenancy, licence, concession or agreement will become subject to avoidance, revocation or be otherwise affected upon or in consequence of the making or implementation of this Agreement.


16       STATUTORY, MUNICIPAL AND OTHER REQUIREMENTS, CONSENTS AND LICENCES


All statutory, municipal, regulatory and other requirements applicable to the carrying on of the business of the Company as now carried on, and all conditions applicable to the ownership of its assets and any licences and consents involved in the ownership of its assets and the carrying on of such business have been complied with and the Vendor is not aware of any breach thereof or of any intended or contemplated refusal or revocation of any such licence or consent and none of such licences pioneer status or consents or any term thereof upon which it is held will or may become subject to avoidance, revocation or be otherwise affected upon or in consequence of the making or implementation of this Agreement.


17       BOOKS AND RECORDS


The records, statutory books and books of account of the Company are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including documents of title) which are its property are in its possession or under its control and all accounts, documents and returns required to be delivered or made to the Registrar of Companies Malaysia have been duly and correctly delivered or made.


18       SHARE CAPITAL

(a) The Company has a issued and paid up capital of 10,000 shares of RM0.01 each and has not issued or agreed to issue any other shares.

(b) No unissued shares of the Company are under option or agreed conditionally or unconditionally to be placed under option.


19       CONTINUATION OF FACILITIES


In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to the Company (referred to in this clause as "facilities"):-

(a) there has been no contravention of or non-compliance with any provision of any of the documents relating to the facilities;

(b) no steps for the early repayment of any indebtedness have been taken or threatened;

(c) there have not been nor are there any circumstances known to the Vendor whereby the continuation of any of the facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the facilities;

(d) none of the facilities is dependent on the guarantee or indemnity of or any security provided by a third party;


(e) the Vendor has no knowledge, information or belief that, as a result of the acquisition of the Shares by the Purchaser or any other thing contemplated in this Agreement, any of the facilities might be terminated or mature prior to its stated maturity.

20       SUBSIDIARIES AND ASSOCIATED COMPANIES


The Company has no subsidiaries or associated companies.


21       INVESTIGATIONS

There are not pending or in existence, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of the Company.


22       DIVIDENDS


All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its Articles of Association and the applicable provisions of the Companies Act 1965.

AS WITNESS the hands of the representatives of the Vendor and the Purchaser the day and year first abovewritten.

Vendor

SIGNED by                           )
for and on behalf of TECHNOCHANNEL  )
TECHNOLOGIES SDN. BHD.              )
(Company No. 426318-M)              )
in the presence of:-                )
















Purchaser

SIGNED for and on behalf of         )
MYWEB TECHNOLOGIES LTD              )
by                                  )
                                    )
in the presence of:-                )